EXHIBIT 10.1

MAX USA HOLDINGS LTD.

$100,000,000

7.20% Senior Notes due 2017

Fully and unconditionally guaranteed by

MAX RE CAPITAL LTD.

Purchase Agreement

April 11, 2007

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

c/o	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Ladies and Gentlemen:

Max USA Holdings Ltd., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $100,000,000 principal amount of its 7.20% Senior Notes due 2017 (the “Notes”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the April 15, 2007, between the Company, Max Re Capital Ltd., a Bermuda company (the “Guarantor”), and The Bank of New York, as trustee (the “Trustee”).

Pursuant to the Indenture, the Guarantor has agreed to fully, irrevocably and unconditionally guarantee (the “Guarantees” and, together with the Notes, the “Securities”), to each holder of the Notes and to the Trustee, (1) the full and punctual payment of principal of, premium, if any, interest and any Additional Amounts (as defined in the Indenture) in respect thereof on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes.

To the extent there are no additional parties listed on Schedule I other than you, the term Representative as used herein shall mean you as the Initial Purchaser, and the terms Representative and Initial Purchaser shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 10, 2007 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated April 11, 2007 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. Each of the Company and the Guarantor, jointly and severally, hereby represents, warrants to, and agrees with each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum on its date did not and on the Closing Date will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and one any settlement date (if other than the Closing Date) will not ) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each of the Company and the Guarantor makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) The documents incorporated by reference in the Disclosure Package and the Final Memorandum, and any amendment or supplement thereto, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and/or the Final Memorandum, and/or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) None of the Company, the Guarantor or their respective Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(e) None of the Company, the Guarantor or their respective Affiliates, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

(f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(g) Subject to the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 4 hereof and compliance by the Initial Purchasers with the agreements set forth in Section 4 hereof, no registration under the Act of the Securities, and no qualification of an indenture under the Trust Indenture Act, are required for the sale and delivery of the Securities by the Company and the Guarantor to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum, and any amendment or supplement thereto.

(h) Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, and any amendment or supplement thereto, will be required to register as an “investment company” as defined in the Investment Company Act.

(i) Neither the Company nor the Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

(j) Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Guarantor has been duly formed, is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own or lease its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, operations or properties of the Guarantor and its subsidiaries (including the Company), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l) The Company has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor directly or indirectly, free and clear of all liens, encumbrances, equities or claims, other than certain restrictive covenants contained in that certain Credit Agreement dated as of June 1, 2005, as amended or modified from time to time, by and among the Company, the Guarantor, Max Re Ltd., various financial institutions and Bank of America, N.A., as fronting bank, letter of credit administrator and administrative agent.

(m) Each of the Guarantor’s subsidiaries has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation. Each of such subsidiaries of the Company has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each such subsidiary of the Guarantor have been duly and validly authorized and issued, except as set forth in the Disclosure Package and the Final Memorandum, are fully paid and non-assessable and are owned by the Guarantor directly or indirectly, free and clear of all liens, encumbrances, equities or claims; except that the shares of Max Re Diversified Strategies Ltd. are pledged to secure certain obligations of the Guarantor under a total return swap and certain reinsurance obligations, as disclosed in the Disclosure Package and the Final Memorandum; and the shares representing a 7.5% interest in Grand Central Re Limited are owned by the Guarantor through Max Re Ltd., free and clear of all liens, encumbrances, equities or claims. Except as described in the Disclosure Package and the Final Memorandum, there are no limits, whether direct or indirect, under any provision of applicable law, under the memorandum of association or bye-laws or other organizational document of any subsidiary of the Guarantor (including the Company) under any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any of its subsidiaries, on the ability of any subsidiary of the Guarantor (i) to pay any dividends to the Guarantor, (ii) to make any other distribution on such subsidiary’s capital stock, (iii) to repay to the Guarantor any loans or advances to such subsidiary from the Guarantor or (iv) to transfer any of such subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor.

(n) All of the outstanding common shares of the Guarantor have been duly authorized and are validly issued, fully paid (except to the extent that shares of Common Stock purchased by certain executives of the Guarantor that were financed by Guarantor loans could be deemed not to be fully paid) and non-assessable.

(o) The statements in the Disclosure Package and the Final Memorandum, and any amendment or supplement thereto, under the headings “Description of the Notes and the Guarantee,” and “Certain Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions of the Securities, the Indenture, or the statutes and regulations referred to therein, fairly summarize the matters therein described in all material respects.

(p) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(q) The Indenture has been duly authorized by the Company and the Guarantor and, assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company and the Guarantor, will constitute a valid and binding agreement enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(r) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Notes will be in the form contemplated by the Indenture.

(s) The Guarantees have been duly authorized by the Guarantor and, when the Indenture has been duly executed and delivered by the Guarantor, the Company and the Trustee (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Guarantor and will constitute the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Guarantees will be in the form contemplated by the Indenture.

(t) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(u) None of the execution and delivery of this Agreement, the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries (including the Company) pursuant to, (i) the charter or by-laws or comparable constituting documents of the Guarantor, the Company or any of their respective subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Guarantor or any of its subsidiaries (including the Company) is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its subsidiaries (including the Company) or any of its or their properties except, in the case of clauses (ii) and (iii) above, for any such breach, violation or imposition as would not individually or in the aggregate, have (A) a Material Adverse Effect or (B) a material adverse effect upon the consummation of the transactions contemplated hereby.

(v) The consolidated historical financial statements and schedules of the Guarantor and its consolidated subsidiaries (including the Company) included in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Guarantor and its subsidiaries (including the Company) as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Such financial statements have been audited by KPMG. The selected financial data set forth under the caption “Summary – Summary Financial Data” and “Selected Financial Data” in the Disclosure Package and the Final Memorandum fairly present, on the basis stated in the Disclosure Package and the Final Memorandum the information included therein. All statutory financial statements of Max Re Ltd., from which certain ratios and other statistical data contained in the Disclosure Package and the Final Memorandum have been derived, have for each relevant period been prepared in conformity with the accounting practices required or permitted by applicable Insurance Laws (as defined below) of Bermuda and present fairly the information purported to be shown. Such accounting practices have been applied on a consistent basis throughout the periods involved. Statutory financial statements of Max Re Ltd. are not required to be prepared pursuant to the insurance laws of any jurisdiction other than Bermuda.

(w) KPMG, which has certified certain financial statements of the Guarantor and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(x) There are no legal or governmental proceedings pending or, to the Guarantor’s knowledge, threatened to which the Guarantor, the Company or any of their respective subsidiaries is a party or to which any of the properties of the Guarantor, the Company or any of their respective subsidiaries is subject that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(y) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business, operations or properties of the Guarantor and its subsidiaries (including the Company) taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Disclosure Package and the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Memorandum and except as described in the Disclosure Package and the Final Memorandum: (i) the Guarantor and its subsidiaries (including the Company) have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Guarantor has not purchased any of its outstanding capital stock (other than in connection with its long-term incentive plan and pursuant to its previously disclosed stock repurchase plan), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Guarantor and its subsidiaries (including the Company)..

(z) The Guarantor and its subsidiaries (including the Company) (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(bb) The Guarantor and each of its subsidiaries (including the Company) maintains (x) effective internal control over financial reporting as defined in Rule 15d-15 under the Exchange Act and (y) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Except as disclosed in the Disclosure Package and the Final Memorandum or in any document incorporated by reference therein, since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(dd) The Guarantor and its subsidiaries (including the Company) do not own any real property and have good and marketable title to all personal property owned by them that is material to the business of the Guarantor and its subsidiaries (including the Company) in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Final Memorandum or such as do not interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries (including the Company); and any real property and buildings held under lease by the Guarantor and its subsidiaries (including the Company) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor and its subsidiaries (including the Company) in each case except as described in the Disclosure Package and the Final Memorandum.

(ee) The Guarantor and its subsidiaries (including the Company) own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Guarantor nor any of its subsidiaries (including the Company) has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff) No material labor dispute with the employees of the Guarantor or any of its subsidiaries (including the Company) exists, except as described in the Disclosure Package and the Final Memorandum, or, to the knowledge of the Guarantor, is imminent; and the Guarantor is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(gg) The Guarantor and its subsidiaries (including the Company) are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Guarantor nor any of its subsidiaries (including the Company) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect, except as described in the Disclosure Package and the Final Memorandum.

(hh) Max Re Ltd. is duly registered by the Bermuda Monetary Authority as a long-term insurer and as a Class 4 insurer under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder. Neither the Guarantor nor Max Re Ltd. is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or otherwise to comply with the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of, any jurisdiction other than Bermuda in order to conduct their respective businesses as described in the Disclosure Package and the Final Memorandum. Each of Max Re Europe Limited and Max Insurance Europe Limited are duly registered, licensed or admitted as an insurer under the Insurance Laws of Ireland and the European Union (the “EU”). Max Insurance Europe Limited has established a branch in Switzerland which is duly registered, licensed or admitted under the Swiss Insurance Supervision Law and the ordinances, guidelines and directives promulgated thereunder. Max Re Europe Limited is not required to be licensed or admitted as an insurer in, or otherwise to comply with, the Insurance Laws of, any jurisdiction other than Ireland and the EU in order to conduct its business as described in the Disclosure Package and the Final Memorandum. Max Insurance Europe Limited is not required to be licensed or admitted as an insurer in, or otherwise to comply with, the Insurance Laws of, any jurisdiction other than Ireland, the EU and Switzerland in order to conduct its business as described in the Disclosure Package and the Final Memorandum. Max Specialty is duly registered, licensed or admitted under applicable Insurance Laws in each jurisdiction where it is required to be so registered, licensed or admitted in order to conduct its business as described in the Disclosure Package and the Final Memorandum. Except as described in the Disclosure Package and the Final Memorandum, each of the Guarantor and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Final Memorandum, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Final Memorandum, none of the Guarantor nor any of its insurance subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Guarantor or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Final Memorandum, no insurance regulatory authority has issued to the Guarantor or any subsidiary (including the Company) any order impairing, restricting or prohibiting (A) the payment of dividends by any of the Guarantor’s subsidiaries (including the Company) (B) the making of a distribution on any subsidiary’s, including the Company’s share capital, (C) the repayment to the Guarantor of any loans or advances to any of its subsidiaries (including the Company) from the Guarantor, (D) the repayment to the Company of any loans or advances to any of its subsidiaries from the Company, or (E) the transfer of any of the Guarantor’s subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor, including the Company. Each of the Guarantor and its insurance subsidiaries maintains its books and records in accordance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii) Except as disclosed in the Disclosure Package and the Final Memorandum, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Guarantor’s subsidiaries is a party are in full force and effect and none of the Guarantor or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect. None of the Guarantor or any of its subsidiaries has received any written notice that any of the other parties to such treaties, contracts or agreements intends not to perform, or will be unable to perform, in any material respect such treaty, contract or agreement, except where such non-performance would not, singly or in the aggregate, have a Material Adverse Effect.

(jj) Except to the extent that the failure of the following to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any tax returns required to be filed by the Guarantor or any of its subsidiaries in any jurisdiction have been filed and any material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest; Max Re Ltd. has filed protective U.S. federal income tax returns for each of the years ended December 31, 2000, 2001, 2002, 2003, 2004 and 2005.

(kk) The Guarantor and Max Re Ltd. have each received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Disclosure Package and the Guarantor has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(ll) The Guarantor and its subsidiaries (other than the Company and its subsidiaries) have not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in the Guarantor and/or any of its subsidiaries (other than the Company and its subsidiaries) being treated as (i) engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the “Code”) or, where required by an applicable income tax treaty to which the United States is a party, having a permanent establishment situated in the United States, or (ii) a passive foreign investment company within the meaning of section 1297 of the Code.

(mm) None of the Initial Purchasers or any subsequent purchasers of the Securities is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Initial Purchasers or to any subsequent purchasers;

(nn) There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to (1) the payment of interest or principal on the Securities by the Company or the Guarantor (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (2) the payment of dividends, interest or principal by the any of the Guarantor’s subsidiaries, including the Company to such subsidiary’s parent company. The BMA has designated the Guarantor and Max Re Ltd. as non-resident for exchange control purposes. Each of the Guarantor and Max Re Ltd. are “exempted companies” under Bermuda law and have not (A) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (B) acquired and do not hold land by way of lease or tenancy which is acquired for its business and held for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authorization of the Minister of Finance of Bermuda, (C) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (D) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (E) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. Neither the Guarantor nor Max Re Ltd. has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes or its status as an “exempted company” under Bermuda law;

(oo) Neither the Guarantor nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda.

(pp) The Guarantor has validly and irrevocably submitted to the non-exclusive jurisdiction of any New York Court (as defined below) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Securities, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding; and service of process effected in the manner set forth in Section 16 of this Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Guarantor.

(qq) Except with respect to the restatements as described in the Disclosure Package and the Final Memorandum, there is and has been no failure on the part of the Guarantor or any of the Guarantor’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) The Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Guarantor, including its consolidated subsidiaries (including the Company), is made known to the Guarantor’s chief executive officer and its chief financial officer by others within those entities, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Guarantor’s most recent Annual Report filed with the Commission, as applicable and (iii) are effective to perform the functions for which they were established.

(ss) The operations of the Guarantor and its subsidiaries (including the Company) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except, in each case, for any failures, actions, suits or proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu) Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Guarantor, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.111% of the principal amount thereof, plus accrued interest, if any, from April 16, 2007 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on April 16, 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantor that:

(i) it has not offered or sold, and will not offer or sell, any Securities except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act);

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i) it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D); and

(v) it has not given and, without notice to the Company and the Guarantor, will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities, with the exception of (A) written information containing only materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the consent of the Company and the Guarantor and (B) notices provided through the Bloomberg system regarding the launching and pricing of the transaction.

5. Agreements. Each of the Company and the Guarantor agrees with each Initial Purchaser that:

(a) The Company and the Guarantor will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company and the Guarantor will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c) Neither the Company nor the Guarantor will amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein, without giving the Representative prior notice thereof and a reasonable opportunity to comment therein; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representative), the neither the Company nor the Guarantor will file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company or the Guarantor has furnished the Representative with a copy of such document for their review and the Representative have not reasonably objected to the filing of such document. The Company or the Guarantor will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company and the Guarantor will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Neither the Company nor the Guarantor has given and without the prior written consent of the Representative will give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f) The Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the sale of the Securities; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company and the Guarantor will promptly advise the Representative of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) Each of the Company and the Guarantor will not, and will take reasonable efforts to not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(h) Each of the Company and the Guarantor will not, and will take reasonable efforts to not permit any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers), to directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) Each of the Company and the Guarantor will not, and will take reasonable efforts to not permit any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) to engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(j) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Company and the Guarantor will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(k) Each of the Company and the Guarantor will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l) The Company and the Guarantor will not, from the date hereof through the Closing Date, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantor or any Affiliate of the Company or Guarantor or any person in privity with the Company or Guarantor or any Affiliate of the Company or Guarantor), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company or Guarantor (other than the Securities).

(m) The Company and the Guarantor will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n) Each of the Company and the Guarantor will, for a period of twelve months following the date hereof, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company or the Guarantor is listed and generally made available to the public.

(o) The Company and the Guarantor agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification) (such fees and expenses not to exceed $5,000); (viii) the transportation and other expenses incurred by or on behalf of Company or Guarantor representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s or Guarantor’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and Guarantor; and (x) all other costs and expenses incident to the performance by the Company and Guarantor of their obligations hereunder, except as provided in this Section 5(o) and Section 7 and Section 8, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantor contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a) The Company and the Guarantor shall have requested and caused

(i) Akin Gump Strauss, Hauer & Feld LLP, United States counsel for the Company and the Guarantor, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Exhibit A.

(ii) Conyers Dill & Pearman, Bermuda counsel for the Company and the Guarantor, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Exhibit B.

(iii) A&L Goodbody, Irish counsel for the Company and the Guarantor, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Exhibit C.

(iv) the General Counsel of the Guarantor, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Exhibit D.

(b) The Representative shall have received from Mayer, Brown Rowe & Maw LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) Each of the Company and the Guarantor shall have furnished to the Representative a certificate of the Company and the Guarantor, signed by the Chairman of the Board or the President and the principal financial or accounting officer thereof, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, earnings, business or properties of the Company, the Guarantor and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) At the Execution Time and at the Closing Date, KPMG shall have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Memorandum.

All references in this Section 6(d) to the Disclosure Package and the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Guarantor and its subsidiaries (including the Company), taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Disclosure Package and Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or the Guarantor’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and the Guarantor in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company or the Guarantor in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantor may otherwise have.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, each of its directors, each of its officers, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company or the Guarantor by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantor hereby acknowledge that (i) the statements set forth in the last paragraph on the cover page regarding delivery of the securities, (ii) the first sentence of paragraph three under the heading “Plan of Distribution”, (iii) the third sentence of the seventh paragraph under the heading “Plan of Distribution,” (iv) the eighth paragraph under the heading “Plan of Distribution,” (v) the tenth paragraph under the heading “Plan of Distribution” and the first sentence of the eleventh paragraph under the heading “Plan of Distribution,” in each case in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there by a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, the Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company or the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) all, but not less than all, the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, the Company or the Guarantor. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Guarantor or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination by the Representative, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading of the Guarantor’s common stock shall have been suspended by the Nasdaq Global Select Market or the Bermuda Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market or the Bermuda Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The representations, warranties, indemnities and other statements of the Company, the Guarantor or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or the Guarantor or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and:

(a) if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel;

(b) or, if sent to the Company or the Guarantor, will be mailed, delivered or telefaxed to Max USA Holdings Ltd., 9020 Stony Point Parkway, Suite 325, Richmond, Virginia and Max Re Capital Ltd., Max Re House, 2 Front Street, Hamilton, HM 11, Bermuda, respectively.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company’s and Guarantor’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or Guarantor on related or other matters). The Company and the Guarantor agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16. Applicable Law; Consent to Jurisdiction; Waiver of Immunity.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Guarantor has irrevocably appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(c) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

17. Waiver of Jury Trial. The Company and the Guarantor hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D; provided, however that “Affiliate” shall not mean Moore Holdings, LLC, or any person (other than the Guarantor and its subsidiaries) that directly, or indirectly through one or more intermediaries, is controlled by Moore Holdings LLC.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Signature Page to Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Initial Purchasers.

Very truly yours, MAX USA HOLDINGS LTD. By:	—

Name:
Title:
MAX RE CAPITAL LTD. By:	—

Name:

Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:

Title:

For itself and the other several

Initial Purchasers named in

Schedule I to the foregoing Agreement.

SCHEDULE I

Principal Amount of Securities to be
Initial Purchasers	Purchased

Citigroup Global Markets Inc.	$58,000,000
Banc of America Securities LLC	$18,500,000
Wachovia Securities	$18,500,000
Dowling & Partners Securities	$5,000,000
Total	$100,000,000

SCHEDULE II

Issuer:	Max USA Holdings Ltd.
Guarantor:	Max Re Capital Ltd.
Ratings:	Moody’s – Baa2 (Stable Outlook)
S&P– BBB- (Stable Outlook)
A.M. Best – bbb- (Stable Outlook)
Fitch Ratings – BBB+ ( Stable Outlook)
Offering Format:	144A / Reg S
Security:	7.20% Senior Notes due 2017
Principal Amount:	$100,000,000
Pricing Benchmark:	UST 4.625% due 2017
Benchmark Yield:	4.734%
Re-offer Spread:	+250 bps
Re-offer Yield:	7.234%
Coupon:	7.20%
Price to Public:	99.761%
Coupon Dates:	April 16th and October 16th of each year
First Coupon Date:	October 16, 2007
Trade Date:	April 11, 2007
Settlement Date (flat):	April 16, 2006 (T+3)
Maturity Date:	April 14, 2017
Make Whole Call:	UST+37.5 bp
CUSIP:	57775PAA5 (144A)
U57745AA6 (Reg S)
Principal Amount of Notes
Sole Book-Running Manager Citigroup Global Markets Inc.:	$58,000,000
Co-Managers Banc of America Securities LLC	$18,500,000
Wachovia Securities,LLC	$18,500,000
Dowling & Partners Securities, LLC	$5,000,000
Total:	$100,000,000

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption from registration.

The information in this term sheet supplements the Company’s preliminary offering memorandum, dated April 10, 2007 (the “Preliminary Memorandum”) and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

[Form of Opinion of Akin Gump, Strauss, Hauer & Feld LLP
U.S. Counsel for the Company and the Guarantor]

Opinion of U.S. counsel for the Guarantor to be delivered pursuant to Section 6(a)(ii) of the Purchase Agreement.

References to the Final Memorandum in this Exhibit A include any supplements thereto at the Closing Date.

(i) The Company has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor directly or indirectly, free and clear of all liens, encumbrances, equities or claims, other than certain restrictive covenants contained in that certain Credit Agreement dated as of June 1, 2005, as amended or modified from time to time, by and among the Company, the Guarantor, Max Re Ltd., various financial institutions and Bank of America, N.A., as fronting bank, letter of credit administrator and administrative agent.

(ii) This Agreement has been duly authorized, executed and delivered by the Company.

(iii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Guarantor, constitutes a valid and binding agreement enforceable against the Company and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) The Notes have been duly authorized, executed and delivered by the Company and, assuming the due authentication thereof by the Trustee, constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Notes will be in the form contemplated by the Indenture.

(v) The Guarantee, assuming the due authorization, execution and delivery of the Indenture by the Guarantor, constitute the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Guarantee is in the form contemplated by the Indenture.

(vi) No consent, approval, authorization, filing with or order of any United States or New York court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(vii) None of the execution and delivery of this Agreement, the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries (including the Company) pursuant to, (i) the charter or by-laws or comparable constituting documents of the Guarantor, the Company or any of their respective subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed or incorporated by reference as an exhibit to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2006to which the Guarantor or any of its subsidiaries (including the Company) is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any United States Federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority except, in the case of clauses (ii) and (iii) above, for any such breach, violation or imposition as would not individually or in the aggregate, have (A) a Material Adverse Effect or (B) a material adverse effect upon the consummation of the transactions contemplated hereby.

(viii) The documents incorporated by reference in the Disclosure Package and the Final Memorandum (other than the financial statements and supporting schedules and other financial data therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(ix) To the extent that the laws of the State of New York are applicable, the Guarantor (A) has validly submitted to the exclusive jurisdiction of any New York State or Federal court sitting in The City of New York (the “New York Court”) over any suit, action or proceeding arising out of or relating to the Underwriting Agreement, the Disclosure Package, the Final Memorandum or the offering of the Securities, and (B) has validly waived any objection to the venue of a proceeding in any such New York Court.

(x) Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company,” as such term is defined in the Investment Company Act.

(xi) Subject to compliance by the Initial Purchasers with the representations and warranties of the Initial Purchasers and the procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each subsequent purchaser in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(xii) The statements in the Disclosure Package and the Final Memorandum, and any amendment or supplement thereto, under the headings “Description of the Notes and the Guarantee,” insofar as such statements purport to summarize certain provisions of the Securities, the Indenture fairly summarize the matters therein described in all material respects.

(xiii) The discussion contained in the Final Memorandum under the caption “Certain Material U.S. Federal Income Tax Considerations” constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the Securities by U.S. Holders (as defined in the Disclosure Package and the Final Memorandum) that are not otherwise excepted in the Disclosure Package and the Final Memorandum and who acquire Securities in the offering described in the Disclosure Package and the Final Memorandum.

We have not made any independent verification or check, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Memorandum, other than those mentioned above, but we shall confirm that we have, however, participated in reviews and discussions in connection with the preparation of the Disclosure Package and the Final Memorandum prior to the Closing Date, and in the course of such reviews and discussions (relying as to matters of fact upon statements of officers and other representatives of the Company) no facts came to our attention that led us to believe that (x) as of the Execution Time, the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (y) the Final Memorandum, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

Exhibit B

[Form of Opinion of Conyers Dill & Pearman
Bermuda Counsel for the Company and the Guarantor]

Opinion of Bermuda counsel for the Guarantor to be delivered pursuant to Section 6(a)(ii) of the Purchase Agreement.

References to the Final Memorandum in this Exhibit B include any supplements thereto at the Closing Date.

(i) The Guarantor is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(ii) Max Re Ltd. is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has the necessary corporate power and authority to conduct its business as described in the Disclosure Package and the Final Memorandum.

(iii) The Guarantor has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Guarantees and to conduct its business as described in the Disclosure Package and the Final Memorandum. The execution and delivery of this Agreement, the Indenture and the Guarantees by the Guarantor and the performance by the Guarantor of its obligations hereunder and thereunder will not violate the memorandum of association or bye-laws of the Guarantor nor any applicable law, rule, regulation, order, judgment or decree in Bermuda.

(iv) The Guarantor has taken all corporate action required to authorize its execution, delivery and performance of this Agreement, the Indenture and the Guarantees.

(v) This Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered by or on behalf of the Guarantor, and this Agreement, the Indenture and the Guarantees constitute the valid and binding obligations of the Guarantor under Bermuda law, enforceable against the Guarantor in accordance with the terms thereof.

(vi) No order, consent, approval, license, authorization or validation of, filing with or exemption by any government or public body or authority of Bermuda or any subdivision thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement, the Indenture, the Securities or the Guarantees.

(vii) Based solely upon a review of copies of the Certificates of Registration issued to Max Re Ltd. by the Bermuda Monetary Authority pursuant to the Insurance Act 1978 of Bermuda (the “Insurance Act”), Max Re Ltd. is registered in Bermuda under the Insurance Act to carry on general business as a Class 4 insurer and to carry on long-term business in accordance with the provisions of the Insurance Act and the conditions attached to their respective registration licenses.

(viii) Each of the Guarantor and Max Re Ltd. has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

(ix) Based solely upon a review of the register of members of Max Re Ltd. on a specified date, certified by the Secretary of Max Re Ltd. on a specified date, the issued share capital of Max Re Ltd. consists of      common shares each having a par value of $     (“Max Re Shareholding”), each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and the Guarantor is the registered holder of the Max Re Shareholding.

(x) The Guarantor has received an assurance from the Minister of Finance in Bermuda under The Exempted Undertakings Tax Protection Act 1966 that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Guarantor or any of its operations or its shares, debentures or other obligations of the Guarantor until March 28, 2016 (subject to certain provisos expressed in such assurance).

(xi) It is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement, the Indenture, the Securities or the Guarantees that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that this Agreement, the Indenture, the Securities or the Guarantees create a charge over assets of the Guarantor, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). However, as this Agreement is governed by the laws of the State of New York (“New York Laws”), the question of whether it creates such an interest in property would be determined under the New York Laws.

(xii) This Agreement, the Indenture, the Guarantees and the Securities will not be subject to ad valorem stamp duty in Bermuda.

(xiii) Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Guarantor or Max Re Ltd., or any legal or governmental proceedings pending in Bermuda to which the Guarantor or Max Re Ltd. is subject.

(xiv) Based solely on a search of the public records in respect of the Guarantor and Max Re Ltd. maintained at the offices of the Registrar of Companies at a specified time and date (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganization of, the Guarantor or Max Re Ltd., though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

(xv) The choice of New York Laws as the governing law of this Agreement, the Indenture, the Securities and the Guarantees is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement, the Indenture, the Securities and the Guarantees to the non-exclusive jurisdiction of the New York Courts is valid and binding upon the Guarantor.

(xvi) The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Guarantor based upon this Agreement, the Indenture, the Securities or the Guarantees under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(xvii) The statements contained in the Disclosure Package and the Final Memorandum under the caption “Certain Tax Considerations – Bermuda,” to the extent they constitute statements of Bermuda law, are accurate in all material respects.

Exhibit C

[Form of Opinion of A&L Goodbody Irish Counsel for the Company and the Guarantor]

Opinion of Irish counsel for the Guarantor to be delivered pursuant to Section 6(a)(iii) of the Purchase Agreement.

References to the Final Memorandum in this Exhibit C include any supplements thereto at the Closing Date.

(i) Each of Max Re Europe, Max Europe Holdings and Max Insurance Europe has been duly incorporated under the laws of Ireland. Based only on searches carried out in the Irish Companies Office and the Central Office of the High Court on 13 April 2007, each of Max Re Europe, Max Europe Holdings and Max Insurance Europe is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up and each of Max Re Europe, Max Europe Holdings and Max Insurance Europe has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified to transact business in Ireland.

(ii) All of the issued shares of each of Max Re Europe, Max Europe Holdings and Max Insurance Europe have been duly and validly authorised and issued, are fully paid, are not subject to calls for any additional payments. All of the issued shares in Max Re Europe and Max Insurance Europe are registered in the name of Max Europe Holdings. All of the issued shares in Max Re Holdings are registered in the name of Max Re Limited. To the best of our knowledge and based on Certificates of Company Secretary, all of those shares are free and clear of all liens, encumbrances, equities and claims.

(iii) Based only on the Certificates of Company Secretary and searches carried out in the Central Office of the High Court on 13 April 2007, we do not know of any legal or governmental proceedings pending or threatened in Ireland to which any of Max Re Europe, Max Europe Holdings and Max Insurance Europe is a party or to which any of the properties of any of Max Re Europe, Max Europe Holdings and Max Insurance Europe is subject that could reasonably be expected to have a Material Adverse Effect.

(iv) Max Re Europe stands duly authorised as a reinsurance undertaking pursuant to Regulation 11(1) of the European Communities (Reinsurance) Regulations 2006.

(v) Max Insurance Europe is duly authorised to carry on insurance business in classes 1, 4, 6, 7, 8, 9, 11, 12, 13 and 16 of Annex I to the European Communities (Non-Life Insurance) Framework Regulations 1994.

(vi) Based only on the Certificates of Company Secretary, each of Max Re Europe, Max Europe Holdings and Max Insurance Europe has filed all statutory financial returns, reports, documents and other information required to be filed under the Insurance Acts of Ireland (as defined in the Insurance Act 1989, as amended), except where the failure, singly or in the aggregate, to file such return would not have a Material Adverse Effect; and each of Max Re Europe, Max Europe Holdings and Max Insurance Europe maintains its books and registers required in the Companies Acts 1963 to 2005 of Ireland in accordance with those Acts, except where the failure to so maintain its books and records, singly or in the aggregate, would not have a Material Adverse Effect.

Exhibit D

[Form of Opinion of the General Counsel of the Guarantor]

Opinion of the General Counsel of the Guarantor to be delivered pursuant to Section 6(a)(iv) of the Purchase Agreement.

References to the Final Memorandum in this Exhibit D include any supplements thereto at the Closing Date.

To our knowledge, there are no United States federal or New York State legal or governmental proceedings pending or threatened to which the Guarantor or any of its subsidiaries (including the Company) is a party or to which any of the properties of the Guarantor or any of its subsidiaries (including the Company) is subject that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).